EXHIBIT 10.5

                     PENNSYLVANIA MANUFACTURERS CORPORATION

                              AMENDED AND RESTATED
                        1987 INCENTIVE STOCK OPTION PLAN

                              CLASS A COMMON STOCK


1.       Purpose of the Plan.
         The purpose of the Pennsylvania Manufacturers Corporation 1987 Incentive Stock Option Plan (the "Plan") is to promote the growth and prosperity of Pennsylvania Manufacturers Corporation (the "Company") and its subsidiaries by providing an opportunity for the Company, through grants of options to purchase shares of its Class A common stock ("Options") and stock appreciation rights ("Rights"), to attract and retain the best available personnel for key positions of substantial responsibility, and to provide key employees with a proprietary interest in the Company and an additional incentive to contribute to the success of the Company. It is further intended that Options issued pursuant to the Plan shall constitute incentive stock options within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").
2.       Administration of the Plan.
         (a) The Board of Directors of the Company (the "Board") shall appoint a Stock Option Plan Committee (the "Committee"), which shall consist of not less than three members of the Board, none of whom shall be eligible to receive awards of Options under the Plan. Subject to the provisions of the Plan, the Committee shall have plenary authority, in its discretion: (i) to determine the employees of the Company and its subsidiaries to whom


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Options shall be granted; (ii) to determine the time or times at which Options shall be granted; (iii) to determine the option price of the shares subject to each Option, which price shall not be less than the minimum specified in Section 5 of the Plan; (iv) to determine the time or times when each Option becomes exercisable and the duration of the exercise; (v) to determine to grant Rights in tandem with Options; (vi) to determine the optionees to whom Rights should be granted; and (vii) to interpret, prescribe, amend and rescind rules and regulations relating to the Plan.
         (b) The Board may, from time to time, appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. All decisions, determinations, and interpretations of the Committee shall be final and binding on all optionees. All actions of the Committee shall be taken by a majority vote of its members. The Committee may appoint a secretary to keep minutes of its meetings and shall make rules and regulations for the conduct of its meetings as it shall deem advisable.
3.       Shares of Stock Subject to the Plan.
         There will be reserved for issuance upon the exercise of Options and Rights to be granted under the Plan (subject to the provisions of Sections 10 and 11 of the Plan), an aggregate of 30,000 shares of the Class A Common Stock of the Company


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("Class A Stock"), par value $5.00 per share, which shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued shares of Class A Common Stock or issued shares of Class A Common Stock that shall have been reacquired by the Company. Any shares subject to an Option under the Plan which Option for any reason expires or is terminated unexercised as to such shares may again by subject to an Option under the Plan. Any shares subject to an Option that is canceled upon exercise of a Right shall be treated as if the Option itself were exercised, and such shares shall no longer be available for grant.
4.       Eligibility.
         The Committee may grant Options and Rights to the key executive, management and creative personnel of the Company or any parent or subsidiary corporation of the Company, as may from time to time be so designated by the Committee. The terms "parent corporation" and "subsidiary corporation" shall, for the purposes of the Plan, be defined in the same manner as such terms are defined by Sections 425(e) and 425(f) of the Internal Revenue Code.
5.       Option Price.
         The exercise price with respect to each Option shall be determined by the Committee at the time such Option is granted, but in no event shall such exercise price be less than 100% of the fair market value of the Class A Common Stock on the date that the Option is granted, as determined pursuant to
Section 7.

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6.       Terms of Stock Option Agreements.
         Options and Rights granted pursuant to the Plan shall be evidenced by agreements ("Incentive Stock Option Agreements") in such form as the Committee shall, from time to time, approve. References herein to the Incentive Stock Option Agreements shall include, to the extent applicable, any amendments to the Incentive Stock Option Agreements. Each Incentive Stock Option Agreement shall comply with and be subject to the following terms and conditions:
         (a) Number of Shares. Each Incentive Stock Option Agreement shall state the total number of shares of Class A Common Stock for which an Option is granted and the number of shares covered by the Option which may be purchased during various periods of time within the term of the Option.
         (b) Maximum Value. The aggregate fair market value (determined as of the time of grant) of the Class A Common Stock for which Options granted to any employee first become exercisable in any calendar year shall not exceed the sum of $100,000. In calculating such $100,000 limitation, there shall be taken into account options for Class A Common Stock granted hereunder and options for Common Stock and Class A Common Stock granted after December 31, 1986 under any other incentive stock option plan of the Company.
         (c) Date of Exercise. Each Incentive Stock Option Agreement shall state that the Option granted therein may not be exercised in whole or in part for any period or periods of time specified in such agreement or otherwise as specified by the Committee. Except as may be so specified and except as


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provided in Section 15 of the Plan, any Option may be exercised in whole at any time or in part from time to time during its term. An Option shall be exercised when written notice has been given to the Treasurer of the Company at its principal business office by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.
         (d) Acceleration. In the case of an Option not immediately exercisable in full, the Committee may in its sole discretion accelerate the time at which such Option may be exercised.
         (e) Term of Options. Each Option shall expire not more than ten years from the date the Option is granted.
         (f) Medium of Payment. Upon exercise of an Option, the option price shall be payable to the Company either (i) in cash (including check, bank draft or money order), or (ii) at the discretion of the Committee, through the delivery of Class A Common Stock, owned by the optionee, having a fair market value equal to the exercise price, or (iii) at the discretion of the Committee, by a combination of (i) and (ii) above. The fair market value of any Class A Common Stock used as payment for the exercise of Options hereunder shall be determined by the Committee. Certificates for the shares purchased shall be issued by the Company as soon as practicable following the receipt of payment.


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         (g)      Rights upon Termination of Employment.
                        (i) In the event that an optionee ceases to be an employee of the Company or any subsidiary for any reason other than death, retirement (as hereinafter defined) or disability (within the meaning of Section 72(m)(7) of the Internal Revenue Code or any substitute therefor), the optionee shall have the right to exercise his Option or Right during its term within a period of three months after such termination to the extent that the Option or Right was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. In the event that an optionee dies, retires or becomes disabled prior to the expiration of his Option or Right and without having fully exercised his Option or Right, the optionee or his successor shall have the right to exercise the Option or Right during its term within a period of one year after termination of employment due to death, retirement or disability to the extent that the Option or Right was exercisable at the time of termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.
                       (ii) For purposes of this Section 6(g), the termina-tion of an optionee's employment shall occur at the time when the employee-employer relationship between the optionee and the Company, or a subsidiary is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death or retirement, but excluding any termination where there is

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a simultaneous reemployment by the Company, or a subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to termination of employment, and all questions of whether a particular leave of absence constitutes termination of employment; provided, however, that a leave of absence shall constitute a termination of employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Internal Revenue Code and the then applicable Regulations and Revenue Rulings under said Section.
                      (iii) As used in this Section 6(g), "retirement" means a termination of employment by reason of an optionee's retirement at or after his earliest permissible retirement date pursuant to and in accordance with his employer's regular retirement plan or personnel practices.
         (h) Sale or Reorganization. If the Company or the shareholders of the Company shall enter into an agreement to dispose of all or substantially all of the assets or stock of the Company by means of a sale, merger, reorganization, liquidation or otherwise, the Board and/or the Committee may, in its or their absolute discretion and notwithstanding anything contained in Section 6 of the Plan or in the Incentive Stock Option Agreement to the contrary, make provision for or direct (and shall give prompt notice of such provision or direction to each optionee whose Option and shall terminate not later than the date of the sale, merger, reorganization or liquidation, as the case may be, or

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that the Option has been converted and changed into an option to purchase a comparable amount of shares of the corporation to which, or into which, or with which the Company will sell its assets or stock, or merge or reorganize, as the case may be.
         (i) Assignability. Any Option or Right granted under the Plan may not be transferred, assigned, pledged or hypothecated by any optionee in any way other than by Will or by the laws of descent and distribution and, except as provided in subparagraph (g)(2) above, is exercisable solely by such optionee during his or her lifetime.
         (j) Rights of a Shareholder. An optionee shall have no rights as a shareholder with respect to shares subject to an Option until the date of the issuance of the shares to the optionee or as to shares to be delivered following exercise of a Right until, after proper exercise of the Right and determination by the Committee to make payment therefor in shares, such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. No adjustment will be made for cash dividends or other distributions or rights for which the record date is prior to the date of such issuance.
         (k) Ten Percent Shareholders. An Option shall not be granted to any person who owns, either directly or within the meaning of the attribution rules contained in Section 425(d) of the Internal Revenue Code, stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or of any parent or subsidiary corporation, provided


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that this prohibition shall not apply as long as at the time the Option is granted the exercise price is at least 110% of the fair market value of the Class A Common Stock on the date of grant and such Option is not exercisable after the expiration of five years from the date of grant.
         (l) Incentive Stock Option Agreements. The Incentive Stock Option Agreements authorized under this Section may contain such other provisions as the Committee or the Board shall deem advisable, provided such additional provisions are not inconsistent with the provisions of Section 422A(b) of the Internal Revenue Code.
7.       Valuation.
         The Committee shall determine the fair market value of the shares of Class A Common Stock of the Company as of any date for purposes of the Plan and, in so doing, shall consider the price or prices at which shares of the Class A Common Stock of the Company have recently been sold as well as other indicia of value of the Class A Common Stock that the Committee shall consider relevant in establishing the fair market value thereof.
8.       Granting of Rights.
         (a) The Committee, at the time of grant of an Option or at any time prior to the expiration of its term, may also grant, subject to the terms and conditions of the Plan, Rights in respect of all or part of such Option to the optionee who has been granted the Option. A Right shall entitle the optionee to surrender to the Company, prior to its exercise, the Option or any

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portion of the Option in respect of which the Right was granted and to receive from the Company in exchange therefor cash or Class A Common Stock having an aggregate value equal to the product of (i) the excess of the fair market value of a share of Class A Common Stock on the date of exercise, as determined pur-suant to Section 7, over the option price per share fixed by the Committee pursuant to Section 5, and (ii) the number of shares subject to the Option, or portion thereof, which is to be surrendered.
         (b) The Committee shall have sole discretion to determine the form in which payment will be made following the surrender of an Option or any portion of an Option in respect of which a Right was granted. All or any part of the obligation arising out of the surrender of an Option may be settled in the following manner:
         (i)      by payment in cash, or
         (ii)     by payment in a combination of such shares and cash.

         (c) The Committee may reserve the right to terminate any Right at any time prior to its exercise and may include or reserve the right to include in any Right terms in addition to, but not inconsistent with, the foregoing.

9.       Exercise of Rights.
         (a) The holder of a Right who decides to exercise the Right in whole or in part shall give notice to the Treasurer of the Company of such exercise in writing on a form approved by the Committee. The notice shall also specify the extent, if any, to

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which the optionee elects to receive shares of Common Stock and the extent, if any, to which the optionee elects to receive cash and shall be subject to the determination by the Committee as provided in subparagraph (d), below. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received by the Treasurer of the Company.
         (b) To the extent an Option is exercised in whole or in part, any Right granted in respect of such Option (or part thereof) shall terminate and cease to be exercisable. To the extent the Right is exercised in whole or in part, the Option (or part thereof) in respect of which such Right is granted shall terminate and cease to be exercisable.
         (c) A Right shall be exercisable only during the period in which the Option (or part thereof) in respect of which such Right was granted is exercisable, except that when the Right is held by a person who is, or within the preceding six months has been, a director or an officer of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934 who elects to receive cash for all or part of the payments upon exercise, or who exercises for cash, the person may so elect or exercise such Right only during any period beginning on the third business day following the date of release of a summary statement of the Company's quarterly or annual earnings and ending on the twelfth business day following such date.


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         (d) The Committee shall have sole discretion to determine the form in which payment will be made following the exercise of a Right. All or any part of the obligation arising out of an exercise of a Right may be settled in the following manner:
         (i) by payment in shares of Class A Common Stock with a fair market value equal to the amount of cash that would otherwise be paid,
         (ii)       by payment in cash, or
         (iii)      by payment in a combination of such shares and cash.
         (e) To the extent that any Right that shall have become exercisable shall not have been exercised or cancelled, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise, other than notice of exercise, are satisfied and further provided that the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in subparagraph (d) above, the optionee elects to receive cash and that such exercise of a Right shall be effective as of the time of the exercise.
10.      Dilution or Other Adjustments.
         Except as hereinafter provided, in the event that the Class A Common Stock shall be subdivided or combined into a greater or smaller number of shares, the number of shares then under Option to any employee, and the number of shares reserved for issuance under the Plan but not yet subject to Option, shall

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be adjusted accordingly and appropriate adjustments shall also be made in the purchase price per share for each Option to reflect such subdivision or combination. However, no such adjustment shall be made in the event of a stock dividend until the cumulative total of such stock dividends declared by the Company since the inception of the Plan equals or exceeds 10% of the issued and outstanding Class A Common Stock. The Committee may also make such adjustments in the number and kind of Rights as it shall deem appropriate in the circumstances.
11.      Amendment or Termination of the Plan.
         (a) The Board, upon recommendation of the Committee, or by its own initiative, may amend the Plan from time to time in such respects as the Board may deem advisable, except that the aggregate number of shares of Class A
Common Stock for which Options may be granted (except any adjustment required by Section 10) and the class of eligible employees may be amended only with the approval of the holders of shares of the capital stock of the Company entitled to cast at least a majority of the votes which all voting shareholders are entitled to cast on matters submitted to the Company's shareholders.
         (b) The Board, in its discretion, may at any time suspend or terminate the Plan. Any such suspension or termination of the Plan shall not affect Options and Rights already granted, and such Options and Rights shall remain in full force and effect as if the Plan had not been terminated.


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12.      Listing and Regulation of Shares; Investment Representation.
         (a) Each Option and Right shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder or under any Right, such Option may not be exercised in whole or in part, nor may such Right be exercised in whole or in part for shares of Class A Common Stock unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Further, the inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Compa ny's legal counsel to be necessary to the lawful issuance and sale of any shares of its Class A Common Stock hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such stock as to which such requisite authority shall not have been obtained.
         (b) If required by the Company, the holder of an Option or Right granted hereunder shall represent to the Company that the shares that are issued upon exercise of the Option or Right are purchased for investment and not with a view to resale or distribution, and the certificates representing such shares shall bear

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an appropriate legend to reflect the fact that such shares have not been registered under the Securities Act of 1933 and that no sale or other disposition of such shares may be made except pursuant to an effective registration statement under such Act or in a transaction which in the opinion of legal counsel to the Company is exempt from such registration requirement.
13.      Continuation of Employment.
         Neither the Plan nor any Option or Right granted hereunder shall confer upon any employee any right to continue in the employ of the Company or any parent or subsidiary corporation or limit in any respect the right of the Company or any parent or subsidiary corporation to terminate his employment at any time.
14.      No Prohibition on Corporate Action.
         No provision of the Plan or any Incentive Stock Option
Agreement shall be construed to prevent the Company or any parent or subsidiary corporation from taking any corporate action deemed by the Company or such parent or subsidiary corporation to be appropriate or in its best interest, whether or not such action could have an adverse effect on the Plan or any Options and Rights granted hereunder, and no optionee or optionee's estate, personal representative or beneficiary shall have any claim against the Company or any parent or subsidiary corporation as a result of the taking of such action.
15.      Authority of the Committee.
         The decision of the Committee with respect to interpretations of the various provisions of the Plan and rules and regulations relating to the Plan


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and the fair market value of shares of Class A Common Stock of the Company as of any date shall be binding upon all optionees and shall be final and conclusive for all purposes.
16.      Effective Date and Term of Plan; Shareholder Approval.
         The Plan shall have an effective date of April 27, 1987 and the term during which Options and Rights may be granted under the Plan shall expire at the close of business on April 26, 1997; however, no Option or Right may be exercised unless the Plan is approved by a vote of the holders of shares of the capital stock of the Company entitled to cast at least a majority of the votes which all voting shareholders are entitled to cast on matters submitted to the Company's shareholders at a meeting of shareholders of the Company held within twelve months after the effective date.

Date Plan Approved by Board of Directors - February 21, 1987

Date Plan Approved by Shareholders - April 27, 1987

Date Plan Amended by Board of Directors - February 28, 1995



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